Exhibit 10.35

Form for Non-Employee Director

Williams Scotsman International, Inc.

2005 OMNIBUS AWARD PLAN

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), is made, effective as of the ____ day of _____________ (hereinafter the “Date of Grant”), between Williams Scotsman International, Inc., a Delaware corporation, (the “Company”), and __________ (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Williams Scotsman International, Inc. 2005 Omnibus Award Plan (the “Plan”), pursuant to which awards of Restricted Stock Units may be granted; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant to the Participant an award of Restricted Stock Units as provided herein and subject to the terms set forth herein.

NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.     Grant of Restricted Stock Units.  The Company hereby grants on the Date of Grant, to the Participant a total of _____ Restricted Stock Units (the “Award”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.  Such Restricted Stock Units shall be credited to a separate account maintained for the Participant on the books of the Company (the “Account”).  On any given date, the value of each Restricted Stock Unit comprising the Award shall equal the Fair Market Value of one share of Common Stock.  The Award shall vest and settle in accordance with Section 3 hereof.

2.     Incorporation by Reference, Etc.  The provisions of the Plan are hereby incorporated herein by reference.  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.  The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.

3.     Terms and Conditions.

(a)           Vesting and Settlement.  Except as otherwise provided in the Plan and this Agreement, and contingent upon the Participant’s continued service to the Company, one hundred percent (100%) of the Award shall vest and become non-forfeitable on the date that is six months following the Date of Grant (the “Vesting Date”).  On the Vesting Date, the Company shall settle the Award and shall therefore (i) issue and deliver to the Participant one share of Common Stock for each Restricted Stock Unit subject to the Award (the “RSU Shares”) (and, upon such settlement, the Restricted Stock Units shall cease to be credited to the Account) and (ii) enter the Participant’s name as a stockholder of record with respect to the RSU Shares on the books of the Company.

(b)           Restrictions.  The Award granted hereunder may not be sold, pledged or otherwise transferred (other than by will or the laws of decent and distribution) and may not be subject to lien, garnishment, attachment or other legal process.  The Participant acknowledges and agrees that, with respect to each Restricted Stock Unit credited to his Account, he has no voting rights with respect to the Company unless and until each such Restricted Stock Unit is settled in RSU Shares pursuant to Section 3(a) hereof.

(c)           Effect of Termination of Services.

(i)              Except as provided in subsections (ii) of this Section 3(c), if the Participant’s service with the Company terminates prior to the Vesting Date for any reason, the Award shall be forfeited without further consideration to the Participant.
(ii)           Upon the termination of Participant’s service with the Company due to his death, the Award shall become one hundred (100%) vested and non-forfeitable.

(d)           Dividends.  If any cash or in-kind dividends are paid with respect to shares of Common Stock underlying the Award prior to the Vesting Date, such cash or in-kind dividends shall be withheld by the Company and shall be paid to the Participant without interest, upon the Vesting Date, as if each Restricted Stock Unit were one share of Common Stock.

(e)           Restrictions on the RSU Shares.   While the Participant continues in the service of the Company and for one year thereafter, he may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber (a “Transfer”) the RSU Shares and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumberance shall be void and unenforceable against the Company provided, that (i) the designation of a beneficiary shall not constitute a Transfer and (ii) the Participant shall be permitted to sell that number of RSU Shares having an aggregate Fair Market Value equal to the amount of federal, state and local taxes incurred by the Participant as a result of the vesting of the Award.  Notwithstanding the foregoing provisions of this Section 3(e), if the Participant’s service with the Company terminates on account of his death, his estate or beneficiary, as applicable may at any time following his death, Transfer the RSU Shares.  In addition, after the Vesting Date, and following the consummation of an initial public offering of the Company’s common stock, the RSU Shares may be transferred by Participant without consideration, to (i) any person who is a “family member” of Participant’s as such term is used in the instructions to Form S-8 (collectively, the “Immediate Family Members”); (ii) a trust solely for the benefit of Participant and his Immediate Family Members; or (iii) any other transferee as may be approved by the Committee in its sole discretion (collectively, the “Permitted Transferees”); provided, that, Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer; and provided, further, that the restrictions upon any portion of the RSU Shares transferred in accordance with this Section 3(e) shall apply to the Permitted Transferee and any reference in this Agreement to Participant shall be deemed to refer to the Permitted Transferee, except that the consequences of the termination of Participant’s services to the Company under the terms of this Agreement shall continue to be applied with respect to the Permitted Transferee to the extent, and for the periods, specified in this Agreement. Any transfer of the RSU Shares in contravention of the terms and conditions of this Section 3(e) shall be null and void.

(f)            Taxes.  Upon the settlement of the Award in accordance with Section 3(a) hereof, the Participant shall recognize taxable income in respect of the Award and the Company shall report such taxable income to the appropriate taxing authorities in respect of the Award as it determines to be necessary and appropriate.

(g)           Rights as a Stockholder.  Upon and following the Vesting Date, the Participant shall be the record owner of the RSU Shares unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a common stockholder of the Company subject to the restrictions on Transfer set forth in Section 3(e) hereof, including, without limitation, voting rights, if any, with respect to the shares.  Prior to the Vesting Date, the Participant shall not be deemed for any purpose to be the owner of shares of Common Stock subject to the Award.

(h)           Restrictive Legend.  All certificates representing the RSU Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the Williams Scotsman International, Inc. 2005 Omnibus Award Plan and a Restricted Stock Unit Agreement, dated as of _____________, between Williams Scotsman International, Inc. and __________________.  A copy of such Plan and Agreement is on file at the offices of Williams Scotsman International, Inc.

4.     Miscellaneous.

(a)           General Assets.  All amounts credited to the Account under this Agreement shall continue for all purposes to be part of the general assets of the Company,

Participant’s interest in the Account shall make the Participant only a general, unsecured creditor of the Company.

(b)           Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

if to the Company:

Williams Scotsman International, Inc.
8211 Town Center Drive

Baltimore, Maryland 21236

Attention: Secretary

if to the Participant, at the Participant’s last known address on file with the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

(c)           Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d)           No Rights to Service.  Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as a consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(e)           Bound by Plan.  By signing this Agreement, the Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(f)            Beneficiary.  The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.  If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

(g)           Successors.  The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(h)           Entire Agreement.  This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.  No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(i)            Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Maryland without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Maryland.

(j)            Headings.  The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(k)           Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

Williams Scotsman International, Inc.

By:
Title:

[Name of Participant]